                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of subsidiaries included in GATX's consolidated financial statements (excluding a number of subsidiaries which would not constitute a significant subsidiary), and the state of incorporation of each:

COMPANY NAME                                                   STATE OF INCORPORATION
------------                                                   ----------------------
GATX Financial Corporation..................................   Delaware
  GATX Technology Services Corporation......................   Delaware
  GATX Third Aircraft Corporation...........................   Delaware
GATX Rail Holding I, Inc....................................   Delaware

     In addition to the above named subsidiaries, GATX Financial Corporation includes 59 domestic subsidiaries, 43 foreign subsidiaries, and interests in 33 domestic affiliates and 55 foreign affiliates.

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